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                                                                   EXHIBIT 10.16



                        PRE-OPENING CONSULTING AGREEMENT



     THIS PRE-OPENING CONSULTING AGREEMENT (the "Agreement") is made as of the 16th day of June, 1997, by and between The Emmaus Calling, Inc. ("Owner") and Capital Senior Management 1, Inc. ("Consultant").

     WHEREAS, Owner is engaged in the development, marketing, pre-leasing and other pre-opening duties for a 104 unit assisted living facility located in Mesquite, Texas (the "Facility") and

     WHEREAS, Owner desires to employ Consultant to assist in the marketing and pre-leasing of the Facility as well as assist in pre-opening and other operational duties for the Facility during the term herein provided and Consultant desires to accept such employment.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1.    RENDITION OF SERVICES

     The Consultant agrees to provide professional services to Owner in accordance with the terms and conditions of this Agreement.

     2.    SCOPE OF SERVICES

     During the term of this Agreement, Consultant shall provide consulting services to Owner relating to the marketing, lease-up, pre-opening and other operational activities for the Facility. These services shall include the following:

           A.   Operational Services

                1. Budget. Consultant shall provide the initial operating budget within five (5) weeks of execution of this Agreement.

                2. Policy/Procedure Manuals. Consultant shall provide assistance to Owner in development of policy/procedure manuals and appropriate forms/systems developed by Owner that may be required for each department.

                3. Inventories. Consultant shall assist Owner in determining initial equipment, smallwares, and supply and food inventories for each department of the Facility.

                4. Open House. Consultant will provide input/direction to Owner in effective planning and implementation of the "open house" festivities that will be performed by Owner.





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                5.    Hiring.  Consultant shall provide assistance to Owner in
                      interviewing final candidates being considered for key staff positions, such as Executive Director, (if applicable), and Department Managers.

                6. Financial Accounting Systems. Consultant shall review and provide input regarding the financial accounting systems to be purchased or utilized by Owner.

                7. Resident Handbook. Consultant shall provide input and direction to Owner in order for Owner to develop an effective resident handbook.

                8. Staffing Schedules. Consultant shall assist Owner in determining staffing and hire dates during the pre-opening process for specific personnel (i.e., Department Managers, Housekeepers, etc.).

                9. Training. Consultant shall provide assistance to Owner in determining staff training/orientation programs provided by Owner.

                10. Move-In Schedules. Consultant shall provide assistance to Owner regarding move-in coordination performed by Owner.

           B.   Marketing Services.

                1. Marketing Plan. Consultant shall review, evaluate and make recommendations with regard to the existing marketing plan and budget. Such review will include evaluation and analysis of the product, competition and the Facility's position within the market.

                2. Lead Generation. Consultant shall evaluate the existing components of the Facility's lead generation and make recommendations to create or improve these sources. The sources include general advertising, signage (on and off site), community outreach and public relations, resident referral programs, special events, special promotions and direct mail.

                3. Brochures. Consultant shall assist the existing staff in the development of brochures and collaterals for marketing and lease-up of the Facility.

                4. Model Apartments. Consultant shall assist in the establishment of "model apartments" for the Facility.

                5. Hiring and Training. Consultant shall provide input to Owner in the selection and hiring of marketing staff and shall also provide input with regard to staff training and orientation. These responsibilities shall include assistance in the identification of the Marketing Director's key responsibilities, the Resident Liaison's key responsibilities and the Executive Director's marketing support role.





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                6.    Sales Policies and Procedures.  Consultant will review,
                      evaluate and make recommendations regarding the Facility's sales office functions, procedures and policies.

                7. Sales Strategy. Consultant will assist and make recommendations to Owner with regard to the following sales strategies: lead management, identifying sales goals, telephone procedures and guidelines, sales closing techniques, overcoming prospect's objections, and procedures for touring the prospect's family and advisors.

     3.    SCHEDULE AND TIME OF COMPLETION

     This Agreement shall commence six (6) months before the issuance of the Certificate of Occupancy for the Facility (estimated July 1, 1998), and terminate on the later of August 31, 1998, or the receipt by Owner of a Certificate of occupancy for the Facility from the appropriate governmental officials (the "Term"). Due to the necessary time and personnel commitment by Consultant, Owner agrees that it will not enter into any discussions, negotiations or oral or written agreements with any other consultant regarding the marketing and management of the Facility on or before the expiration of the Term.

     4.    OWNERSHIP OF WORK

     All reports, schedules and other materials prepared, or in the process of being prepared, for the services to be performed by Consultant shall be and are the property of Owner, and Owner shall be entitled to access thereto, and copies thereof, during the progress of the work. Any such remaining in the hands of the Consultant or in the hands of any subcontractor upon completion or termination of the work shall be forthwith delivered to Owner. If any materials are lost, damaged or destroyed before final delivery to Owner, the Consultant shall replace them at its own expense and the Consultant hereby assumes all risks of loss, damage or destruction of or to such materials. The Consultant may retain a copy of all material produced under this Agreement for its use in its general business activities.

     5.    USE OF SUBCONTRACTORS

     Consultant shall not subcontract any services to be performed by it under this Agreement.

     6.    CHANGES

     Owner may, at any time, by written order, make changes within the scope of work and services described in this Agreement. If such changes cause an increase in the budgeted cost of or the time required for performance of the agreed upon work, an equitable adjustment as mutually agreed shall be made regarding the compensation as set forth in Section 8. In the event that Consultant encounters any unanticipated conditions or contingencies that may affect the scope of work or services and result in an adjustment in the amount of compensation specified herein, Consultant shall so advise Owner immediately upon notice of such condition or contingency. The written notice shall explain the circumstances giving rise to the





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     unforeseen condition or contingency and shall set forth the proposed adjustment in compensation resulting therefrom. Such notice shall be given to Owner prior to the time that Consultant performs work or services related to the proposed adjustment in compensation. Any and all pertinent changes shall be expressed in a written supplement to this Agreement prior to implementation of such changes.

     7.    RESPONSIBILITY; INDEMNIFICATION

     Consultant and Owner shall indemnify, keep and save harmless the other party to this Agreement, and its directors, officers, agents and employees against any and all suits, claims or actions arising out of any injury to persons or property that may occur, or that may be alleged to have occurred, in the course of the performance of this Agreement by the Consultant or Owner as applicable, caused by an act or omission of the Consultant or Owner as applicable, or its employees, subcontractors or agents. Consultant and Owner further agree to defend the other party to this Agreement in any and all such actions, suits or claims and pay all charges of attorneys and all other costs and expenses arising therefrom or incurred in connection therewith; and if any judgment be rendered against one party, or any of the other individuals enumerated above in such action, then the other party shall, at its expense, satisfy and discharge the same.

     8.    COMPENSATION

     The Consultant agrees to perform the operational services included in
     Section 2 for a sum of Four Thousand and No/100 Dollars ($4,000.00) per month and the marketing services included in Section 2 for a sum of Four Thousand and No/100 Dollars ($4,000.00) per month (collectively the "Compensation"), payable on or before the tenth of each month. A nonrefundable prepayment of two (2) months' fees shall be paid and deemed earned by Consultant upon execution of this Agreement.

     9.    CONSULTANT'S STATUS

     Neither the Consultant nor any party contracting with the Consultant shall be deemed to be an agent or employee of Owner. The Consultant is and shall be an independent contractor, and the legal relationship of any person performing services for the Consultant shall be one solely between said parties.

     10.   RECORDS

     During the term of this Agreement, Consultant shall permit representatives of Owner to have access to, examine and make copies, at Owner's expense, of its books, records and documents relating to this Agreement at all reasonable times.

     11.   CONSULTANT WARRANTIES

     Owner makes no warranties, representations, or agreements, either express or implied, beyond such as are explicitly stated herein.





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     12.   OWNER REPRESENTATIVE

     Except when approval or other action is required to be given or taken by the Board of Directors of Owner, the Owner shall designate which officer or officers shall represent and act for Owner.

     13.   TERMINATION OF THIS AGREEMENT

     A.    Severance Compensation.

           If Owner terminates the Agreement without cause prior to the expiration of the Term or if Consultant terminates this Agreement during the Term for cause as provided in Section 13 B2. below, severance compensation in an amount equal to the monthly Compensation times the number of months remaining in the Term shall be paid to Consultant upon the effective date of termination. Any such termination shall be effective upon the expiration of the ninety (90) day period following the giving of the notice or on such later date as may be specified in the notice.

     B.    Termination For Cause.

           1. This Agreement may be terminated by Owner for cause for the following reasons:

                (a) In the event of material breach by Consultant of a material term hereof, which breach is not cured within thirty (30) days after notice by Owner and such failure is the result of Consultant's willful misconduct, gross negligence or unlawful act.

                (b) In the event that a petition in bankruptcy is filed by Consultant or its permitted assignee, or in the event Consultant or its permitted assignee makes an assignment for the benefit of creditors or takes advantage of an insolvency act, by notice to Consultant or assignee, or if manager becomes insolvent.

                (c) In the event that (i) Consultant's or any permitted assignee's corporate existence is dissolved and the duties under this Agreement are not assumed by Consultant or an affiliate of Consultant, (ii) Consultant or any permitted assignee ceases to do business for any reason, by notice to Consultant or such assignee and the duties under this Agreement are not assumed by Consultant or Consultant's Affiliate.

                (d) In the event Owner reasonably determines the intended project is not economically or commercially viable and Owner abandons construction activities for a two year time period.

           2. This Agreement may be terminated by Consultant in the event that Consultant fails to receive reimbursement of reimbursable expenses or any compensation due Consultant pursuant to the terms of this Agreement or any other compensation due





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                Consultant, and such failure continues for a period of sixty
                (60) days after Consultant's written notice thereof to Owner, however, that this Agreement shall not be so terminated if Owner pays Consultant all such expenses and compensation then due and payable on or before the expiration of said sixty (60) day period.

           3. No termination of this Agreement shall affect any obligation owning by either party hereto to the other which accrued prior to the effective date of such termination.

     C.    Covenants Surviving Termination.

           The termination of this Agreement shall not terminate the right of Owner and Consultant to indemnification relating to events occurring during the term of this Agreement under Section 7.

     14.   NOTICES

     All communications relating to the day-to-day activities of the project shall be exchanged between Owner and the Consultant.

     All other notices and communications deemed by either party to be necessary or desirable to be given to the other party shall be in writing and may be given by personal delivery to a representative of the parties or by mailing the same postage prepaid, addressed as follows:

           If to OWNER:                 The Emmaus Calling, Inc.
                                        7778 Willow Winds Court, Suite 135
                                        Dallas, Texas  75230
           Attention:                   Ms. Robbie Wittner


           If to CONSULTANT:            Capital Senior Management 1, Inc.
                                        14160 Dallas Parkway, Suite 300
                                        Dallas, Texas  75240
           Attention:                   Keith N. Johannessen, President

     The address to which mailings may be made may be changed from time to time by notice mailed as described above. Any notice given by mail shall be deemed given on the day after that on which it is deposited in the United States Mail as provided above.

     15.   ARBITRATION

     In the event of any dispute, claim or controversy of any kind between the parties, concerning this Agreement or the termination of this Agreement, the matter shall be submitted to arbitration in accordance with rules of the American Arbitration Association, except that the selection of the Arbitrator shall be done Selected Arbitrator. The parties jointly shall agree on an arbitrator. If the parties are unable to agree, in good faith within a reasonable time, on the selection of an arbitrator, either party may request appoint of an arbitrator chosen by





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     the American Arbitration Association who shall be the Selected Arbitrator.
     Such arbitrator shall be limited in his decision to a choice between the final position as requested by each party. Said arbitration shall be held in Dallas/Fort Worth, Texas or such other place as is mutually agreeable. The arbitration decision shall be final and binding on both parties unless the arbitration is fraudulent or so grossly erroneous as to necessarily imply bad faith. Costs of arbitration are to be shared by both parties equally, provided that the arbitrator may choose to award the costs of arbitration against the losing party if the arbitrator determined that the final position urged by the losing party was not reasonable.

     16.   APPLICABLE LAW

     This Agreement, its interpretation and all work performed thereunder, shall be governed by the laws of the State of Texas.

     17.   BINDING ON SUCCESSORS

     All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

     18.   CONFIDENTIALITY

           The Parties recognize and acknowledge that during entry upon the Facility or performance of services contemplated hereby Contractor/Owner, as the case may be, may come into possession of information which Owner/Contractor deems is secret, peculiar and proprietary in nature and that the courtesy provided to Contractor as to any entry upon the Facility, employment, ability to perform work, or the ability to perform services for Owner and acceptance by Contractor of such employment is subject to a mutual agreement between the Parties to keep certain items and information confidential and not to divulge such to others.
     Therefore, the Parties agree any and all information provided by Owner to Contractor, and any information Contractor may come into possession of as a result of their observations, work, discussions, or provision of goods or services upon the Facility or to or for the benefit of Owner of whatever nature ("Owner Information") is intended to be protected hereby. Similarly, any and all information provided by Contractor to Owner concerning Contractor's internal operations, management of Contractor's facilities, or management by Contractor of third party facilities of whatever nature ("Contractor Information") is intended to be protected hereby. (Both Owner Information and Contractor Information may hereafter be referred to collectively as the "Information"). The Information shall include but not be limited to facilities, equipment, sources of information, ideas, plans, proposals, inventions, formulae, client lists, cost and pricing data, supplier lists, purchaser lists, business/marketing/financial plans and summaries, and any and all other information which may be protected hereby, and the Parties agree such Information is the sole and absolute property of Owner/Contractor as the case may be. For the purposes of this Agreement, the Information shall be considered proprietary in nature, Trade Secrets, and/or have a competitive value such that it may be protected. Accordingly, Contractor shall not use, disclose, distribute, copy or release the Owner Information, in whole or in part, to any





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     person, company, firm, or other entity without the prior written consent of Owner. Similarly, Owner shall not use, disclose, distribute, copy or release the Contractor Information, in whole or in part, to any person, company, firm, or other entity without the prior written consent of Contractor. This section shall not apply to information which: (a) is or becomes public knowledge through a source other than a party hereto or a third party similarly placed under an obligation to keep such confidential, and such party hereto is a recipient of such knowledge through no fault of their own; (b) is or becomes lawfully available, through no fault, request, or otherwise involving in any way a party hereto, from a source other than a disclosing party hereto or a person or entity similarly placed under an obligation of confidentiality; (c) is disclosed by a party hereto with the other party's prior written approval;
     (d) was in the party's possession or was known to such party, without an obligation to keep it confidential, before such information was disclosed to such party by the other party hereto; (e) is independently developed in total by or for a party hereto without in any way reference to and separate and apart from any information transmitted between the parties;
     (f) is lawfully required to be given to a court of competent jurisdiction or governmental agency, however this exception shall apply only to the extent limited information must by law be disclosed with no other alterative being available.

     The Parties agree that any breach or threatened breach of this Agreement, particularly with regard to this Article involving confidentiality and non-competition by a party hereto may cause the other party(ies) irreparable harm for which monetary damages may be inadequate. Each party agrees, therefore, that any other party shall be entitled to an injunction to restrain the breaching party from the breach or threatened breach of this Agreement or any part thereof. Nothing herein shall be construed as preventing a party hereto from pursuing any remedy at law or in equity for any breach or threatened breach of this Agreement or any portion thereof. This section shall survive the termination of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

OWNER:                                     CONSULTANT

THE EMMAUS CALLING, INC.                   CAPITAL SENIOR MANAGEMENT 1, INC.



BY: /s/ ROBBIE WITTNER                     BY: /s/ DAVID R. BRICKMAN
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ITS:  President                            ITS: Vice President
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